UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

271 Brock Street, Peterborough, Ontario Canada	K9H 2P8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 334-3820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors; Compensatory Arrangements of Certain Rainmaker Worldwide Inc. Officers.

On December 21, 2021, the Board of Directors (the “Board”) of Rainmaker Worldwide Inc., a Nevada corporation (the “Company”), appointed James Ross and Dr. Mamdouh Shoukri to serve on the Company’s Board.

Mr. Ross has held senior management positions in Renewable and Technology companies. During this period he has invested in, developed, financed, divested and acquired numerous energy projects in hydro, biomass, wind, co gen, fuel cell and gas firming. He has also been actively involved and invested in numerous technology companies, including Telecommunications, Renewable, Information Technology, Blockchain and GIS companies. He has been a Director and Financial Manager of both public and private companies. Mr. Ross has also served as the President of JSR Capital Inc., an investment fund and corporate finance firm focused on funding and consulting well-managed emerging renewable, independent power and technology companies since September 1991.

Dr. Shoukri serves on the Board of Directors of Canada Foundation for Innovation, an independent not-for-profit organization that invests in research facilities and equipment in Canada’s universities, colleges, research hospitals, and non-profit research institutions. Dr. Shoukri was the seventh President and Vice-Chancellor of York University from July 1, 2007 to June 30, 2017. Dr. Shoukri began his career in academia at McMaster University in Hamilton, Ontario, leading major research programs in support of the power and process industries and serving in administrative leadership positions at all levels of the academy, including as department chair, dean and vice-president.

There is no arrangement or understanding between Mr. Ross, Dr. Shoukri, and any other persons, pursuant to which they were selected to the Board. Mr. Ross and Dr. Shoukri have not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Mr. Ross, Dr. Shoukri and any Director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: December 28, 2021	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer